UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 10, 2012
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

555 Heritage Drive, Jupiter, Florida	33458
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 904-6070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 10, 2012, BioRestorative Therapies, Inc. (the “Company”) issued a press release (the “Financing Press Release”) announcing that it has obtained $2,100,000 in private financing during 2012.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

On April 11, 2012, the Company issued a press release (the “Regenerative Press Release” and together with the Financing Press Release, the “Press Releases”) announcing that its License Agreement with Regenerative Sciences, LLC has become effective.  A copy of the Regenerative Press Release is furnished as Exhibit 99.2 hereto.

The information in the Press Releases is being furnished, not filed, pursuant to this Item 8.01.  Accordingly, the information in the Press Releases will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.                     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 10, 2012, issued by BioRestorative Therapies, Inc.

99.2	Press Release, dated April 11, 2012, issued by BioRestorative Therapies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: April 11, 2012	By:	/s/ Mark Weinreb
Mark Weinreb Chief Executive Officer